EXHIBIT C
                                      ---------

                             INFORMATION WITH RESPECT TO
                       GENERAL PARTNER OF LIH MANAGEMENT, L.P.
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                                  POSITION WITH
           NAME AND ADDRESS   LIH MANAGEMENT, L.P.   PRINCIPAL OCCUPATION
           ----------------   --------------------   --------------------

               The General Partner of LIH Management, L.P. is LIH, Incorporated, a Delaware corporation.